KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852

                                                         47, Avenue Hoche
                                                            75008 Paris
                                                              France

                                                     October 27, 2000


The Simms Funds
55 Railroad Avenue
Greenwich, Connecticut 06830

                  Re:      The Simms Funds
                           ---------------

Ladies and Gentlemen:

         We have acted as counsel to The Simms Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of October 5, 1998 (the "Governing Instrument").

         In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 1, 1998 (the "Certificate"); the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on October 5, 1998; the Governing Instrument; the Trust Instrument of the Trust dated June 30, 1998 (the "Original Governing Instrument"); the Amended and Restated Bylaws of the Trust dated October 5, 1998 (the "Bylaws"); the Trust's Registration Statement (including the Prospectus and Statement of Additional Information forming a part thereof) under the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission on July 9, 1998 (as amended and in effect from time to time, the "Registration Statement"); certain resolutions of the Trustees of the Trust prepared for adoption at the September 14, 1998 meeting of the Trustees (such resolutions, together with the Governing Instrument, the Bylaws and the Registration Statement, the "Governing Documents"); the Trust's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A filed with the Securities and Exchange Commission on July 9, 1998; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which

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Kramer Levin Naftalis & Frankel LLP

The Simms Funds
October 27, 2000
Page 2



is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to the Trust's Registration Statement.

                                     Very truly yours,

                                     /s/ Kramer Levin Naftalis & Frankel LLP

                                                                       EXHIBIT A

                [Letterhead of Morris, Nichols, Arsht & Tunnell]



                                October 27, 2000




Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, New York  10022

                  Re:      The Simms Funds
                           ---------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to The Simms Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of October 5, 1998 (the "Governing Instrument").

         In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 1, 1998 (the "Certificate"); the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on October 5, 1998; the Governing Instrument; the Trust Instrument of the Trust dated June 30, 1998 (the "Original Governing Instrument"); the Amended and Restated Bylaws of the Trust dated October 5, 1998 (the "Bylaws"); the Trust's Registration Statement (including the Prospectus and Statement of Additional Information forming a part thereof) under the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission on July 9, 1998 (as amended and in effect from time to time, the "Registration Statement"); certain resolutions of the Trustees of the Trust prepared for adoption at the September 14, 1998 meeting of the Trustees (such resolutions, together with the Governing Instrument, the Bylaws and the Registration Statement, the "Governing Documents"); the Trust's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A filed with the Securities and Exchange Commission on July 9, 1998; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of


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Kramer Levin Naftalis & Frankel LLP
October 27, 2000
Page 2




this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with the other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801; (vi) that the Trust was upon formation, or became within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering materials relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

         1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

         We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance. Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person on or for any purpose without our prior written consent. We hereby


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Kramer Levin Naftalis & Frankel LLP
October 27, 2000
Page 3




consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of a post-effective amendment to the Trust's Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.


                                            Sincerely,

                                            MORRIS, NICHOLS, ARSHT & TUNNELL

                                            /s/ Morris, Nichols, Arsht & Tunnell